Exhibit 99.1

HubSpot Reports Q1 2022 Results

CAMBRIDGE, MA (May 5, 2022) — HubSpot, Inc. (NYSE: HUBS), the customer relationship management (CRM) platform for scaling companies, today announced financial results for the first quarter ended March 31, 2022.

Financial Highlights:

Revenue

•
Total revenue was $395.6 million, up 41% compared to Q1'21.
o
Subscription revenue was $385.0 million, up 42% compared to Q1'21.
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Professional services and other revenue was $10.6 million, down 4% compared to Q1'21.

Operating Income (Loss)

•
GAAP operating margin was (2.8%), compared to (5.3%) in Q1'21.
•
Non-GAAP operating margin was 8.8%, compared to 6.7% in Q1'21.
•
GAAP operating loss was ($11.2) million, compared to ($15.0) million in Q1'21.
•
Non-GAAP operating income was $35.0 million, compared to $18.9 million in Q1'21.

Net Income (Loss)

•
GAAP net loss was ($9.3) million, or ($0.20) per basic and diluted share, compared to ($23.2) million, or ($0.50) per basic and diluted share in Q1'21.
•
Non-GAAP net income was $27.5 million, or $0.58 per basic and $0.54 per diluted share, compared to $15.7 million, or $0.34 per basic and $0.31 per diluted share in Q1'21.
•
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 47.6 million, compared to 46.4 million basic and diluted shares in Q1'21.
•
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 47.6 million and 51.2 million respectively, compared to 46.4 million and 50.4 million, respectively in Q1'21.

Balance Sheet and Cash Flow

•
The company’s cash, cash equivalents, and short-term and long-term investments balance was $1.4 billion as of March 31, 2022.
•
During the first quarter, the company generated $82.2 million of operating cash flow, compared to $72.5 million during Q1'21, which excluded the $9.8 million used for the repayment of our convertible notes.
•
During the first quarter, the company generated $62.6 million of free cash flow, compared to $61.2 million during Q1'21.

Additional Recent Business Highlights

•
Grew Customers to 143,689 at March 31, 2022, up 26% from March 31, 2021.
•
Average Subscription Revenue Per Customer was $11,030 during the first quarter of 2022, up 12% compared to the first quarter of 2021.

“In the first quarter, we continued to make meaningful progress toward our goal of becoming the #1 CRM platform for scaling companies,” said Yamini Rangan, Chief Executive Officer at HubSpot. “Despite uncertainty in the world, we remained resilient and committed to empowering our customers to grow their businesses. I’m particularly excited about the Service Hub relaunch and the robust new features we introduced to help customers deliver even more exceptional service.

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Looking ahead, 2022 is a year of focus and consistency. We will continue to execute on our key strategy priorities and solve for our customers.”

Business Outlook
Based on information available as of May 5, 2022, HubSpot is issuing guidance for the second quarter of 2022 and full year 2022 as indicated below.

Second Quarter 2022:

•
Total revenue is expected to be in the range of $409.0 million to $410.0 million.
•
Non-GAAP operating income is expected to be in the range of $27.0 million to $28.0 million.
•
Non-GAAP net income per common share is expected to be in the range of $0.42 to $0.44. This assumes approximately 51.2 million weighted average diluted shares outstanding.

Full Year 2022:

•
Total revenue is now expected to be in the range of $1.722 billion to $1.728 billion.
•
Non-GAAP operating income is now expected to be in the range of $152.0 million to $154.0 million.
•
Non-GAAP net income per common share is now expected to be in the range of $2.40 to $2.42. This assumes approximately 51.5 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Thursday, May 5, 2022 at 4:30 p.m. Eastern Time (ET) to discuss the company’s first quarter 2022 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (866) 813-9403 (domestic) or +44 (204) 525-0658 (international). The replay passcode is 734602. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading CRM platform that provides software and support to help companies grow better. The platform includes marketing, sales, service, operations, and website management products that start free and scale to meet our customers' needs at any stage of growth. Today, over 143,000 customers across more than 120 countries use HubSpot's powerful and easy-to-use tools and integrations to attract, engage, and delight customers. Learn more at www.hubspot.com.

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Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the second fiscal quarter of and full year 2022; and statements regarding our positioning for future growth and market leadership; statements regarding expected market trends, future priorities and related investments, and opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a CRM platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock; the impact of geo-political conflicts, inflation, macroeconomic instability, and the COVID-19 pandemic on our business, the broader economy, our workforce and operations, and our ability to forecast our future financial performance; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$408,433	$377,013
Short-term investments	826,449	820,962
Accounts receivable	152,729	157,362
Deferred commission expense	63,210	59,849
Prepaid expenses and other current assets	40,260	38,388
Total current assets	1,491,081	1,453,574
Long-term investments	195,045	174,895
Property and equipment, net	102,751	96,134
Capitalized software development costs, net	44,020	39,858
Right-of-use assets	276,548	280,828
Deferred commission expense, net of current portion	47,181	42,681
Other assets	39,918	29,244
Intangible assets, net	9,988	10,565
Goodwill	46,770	47,075
Total assets	$2,253,302	$2,174,854
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,321	$2,773
Accrued compensation costs	60,595	63,836
Accrued expenses and other current liabilities	84,825	74,457
Convertible senior notes	19,367	19,630
Operating lease liabilities	30,947	26,364
Deferred revenue	457,916	430,414
Total current liabilities	661,971	617,474
Operating lease liabilities, net of current portion	278,056	283,873
Deferred revenue, net of current portion	4,700	4,473
Other long-term liabilities	21,992	12,134
Convertible senior notes, net of current portion	452,747	383,101
Total liabilities	1,419,466	1,301,055
Stockholders’ equity:
Common stock	48	47
Additional paid-in capital	1,378,457	1,436,089
Accumulated other comprehensive (loss) income	(5,696)	(1,339)
Accumulated deficit	(538,973)	(560,998)
Total stockholders’ equity	833,836	873,799
Total liabilities and stockholders’ equity	$2,253,302	$2,174,854

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2022	2021
Revenues:
Subscription	$384,956	$270,263
Professional services and other	10,643	11,102
Total revenue	395,599	281,365
Cost of revenues:
Subscription	59,384	43,853
Professional services and other	13,552	10,881
Total cost of revenues	72,936	54,734
Gross profit	322,663	226,631
Operating expenses:
Research and development	92,736	68,396
Sales and marketing	197,134	141,017
General and administrative	43,947	32,250
Total operating expenses	333,817	241,663
Loss from operations	(11,154)	(15,032)
Other expense:
Interest income	515	475
Interest expense	(950)	(9,399)
Other income	3,692	660
Total other expense	3,257	(8,264)
Loss before income tax expense	(7,897)	(23,296)
Income tax (expense) benefit	(1,444)	137
Net loss	$(9,341)	$(23,159)
Net loss per share, basic and diluted	$(0.20)	$(0.50)
Weighted average common shares used in computing basic and diluted net loss per share:	47,577	46,428

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended March 31,
	2022	2021
Operating Activities:
Net loss	(9,341)	$(23,159)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	12,798	11,208
Stock-based compensation	45,704	32,423
Loss on early extinguishment of 2022 Convertible Notes	—	2,406
Repayment of 2022 Convertible Notes attributable to the debt discount	—	(9,805)
Gain on strategic investments	(4,221)	—
Benefit from deferred income taxes	(246)	(1,006)
Amortization of debt discount and issuance costs	507	6,493
Amortization of bond discount	585	515
Unrealized currency translation	703	(49)
Changes in assets and liabilities
Accounts receivable	3,552	16,475
Prepaid expenses and other assets	(3,927)	2,715
Deferred commission expense	(8,354)	(6,305)
Right-of-use assets	6,528	10,354
Accounts payable	3,625	4,598
Accrued expenses and other liabilities	7,135	(2,429)
Operating lease liabilities	(2,318)	(9,272)
Deferred revenue	29,496	27,538
Net cash and cash equivalents provided by operating activities	82,226	62,700
Investing Activities:
Purchases of investments	(435,547)	(362,288)
Maturities of investments	405,219	376,918
Purchases of property and equipment	(9,940)	(3,967)
Acquisition of a business, net of cash acquired	—	(16,810)
Purchases of strategic investments	(5,046)	(1,850)
Equity method investment	—	(2,308)
Capitalization of software development costs	(9,722)	(7,341)
Net cash and cash equivalents used in investing activities	(55,036)	(17,646)
Financing Activities:
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	—	723
Repayment of 2022 Convertible Notes attributable to the principal	—	(35,900)
Repayment of 2025 Convertible Notes attributable to the principal	(1,619)	—
Employee taxes paid related to the net share settlement of stock-based awards	(4,354)	(2,964)
Proceeds related to the issuance of common stock under stock plans	11,852	16,339
Net cash and cash equivalents provided by (used in) financing activities	5,879	(21,802)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,649)	(3,877)
Net increase in cash, cash equivalents and restricted cash	31,420	19,375
Cash, cash equivalents and restricted cash, beginning of period	380,042	381,152
Cash, cash equivalents and restricted cash, end of period	$411,462	$400,527

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended March 31,
	2022	2021
GAAP operating loss	$(11,154)	$(15,032)
Stock-based compensation	45,704	32,423
Amortization of acquired intangible assets	410	345
Acquisition related expenses	—	1,195
Non-GAAP operating income	$34,960	$18,931

GAAP operating margin	(2.8%)	(5.3%)
Non-GAAP operating margin	8.8%	6.7%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
GAAP net loss	$(9,341)	(23,159)
Stock-based compensation	45,704	32,423
Amortization of acquired intangibles assets	410	345
Acquisition related expenses	—	1,195
Non-cash interest expense for amortization of debt discount and debt issuance costs	507	6,493
Gain on strategic investments	(4,221)	—
Loss on early extinguishment of 2022 Convertible Notes	—	2,406
Gain on equity method investment	(105)	—
Income tax effects of non-GAAP items	(5,436)	(4,050)
Non-GAAP net income	$27,518	15,653

Non-GAAP net income per share:
Basic	$0.58	$0.34
Diluted	$0.54	$0.31
Shares used in non-GAAP per share calculations
Basic	47,577	46,428
Diluted	51,201	50,436

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended March 31,
	2022					2021
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$59,384	$13,552	$92,736	$197,134	$43,947	$43,853	$10,881	$68,396	$141,017	$32,250
Stock -based compensation	(1,823)	(835)	(16,986)	(16,869)	(9,191)	(1,310)	(697)	(11,484)	(13,629)	(5,303)
Amortization of acquired intangible assets	(321)	—	—	(89)	—	(239)	—	—	(106)	—
Acquisition related expenses	—	—	—	—	—	—	—	(344)	(367)	(484)
Non-GAAP expense	$57,240	$12,717	$75,750	$180,176	$34,756	$42,304	$10,184	$56,568	$126,915	$26,463

GAAP expense as a percentage of revenue	15.0%	3.4%	23.4%	49.8%	11.1%	15.6%	3.9%	24.3%	50.1%	11.5%
Non-GAAP expense as a percentage of revenue	14.5%	3.2%	19.1%	45.5%	8.8%	15.0%	3.6%	20.1%	45.1%	9.4%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended March 31,
	2022	2021
GAAP subscription margin	$325,572	$226,410
Stock -based compensation	1,823	1,310
Amortization of acquired intangible assets	321	239
Non-GAAP subscription margin	$327,716	$227,959

GAAP subscription margin percentage	84.6%	83.8%
Non-GAAP subscription margin percentage	85.1%	84.3%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended March 31,
	2022	2021
GAAP net cash and cash equivalents provided by operating activities	$82,226	$62,700
Purchases of property and equipment	(9,940)	(3,967)
Capitalization of software development costs	(9,722)	(7,341)
Repayment of 2022 Convertible Notes attributable to the debt discount	—	9,805
Free cash flow	$62,564	$61,197

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended March 31,
	2022	2021
GAAP net cash and cash equivalents provided by operating activities	$82,226	$62,700
Repayment of 2022 Convertible Notes attributable to the debt discount	—	9,805
Operating cash flow, excluding repayment of convertible debt	$82,226	$72,505

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended June 30, 2022	Year Ended December 31, 2022
GAAP operating income range	($56,323)-($55,323)	($144,786)-($142,786)
Stock-based compensation	82,920	295,167
Amortization of acquired intangible assets	403	1,619
Non-GAAP operating income range	$27,000-$28,000	$152,000-$154,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended June 30, 2022	Year Ended December 31, 2022
GAAP net loss range	($58,881)-($57,631)	($147,325)-($146,075)
Stock-based compensation	82,920	295,167
Amortization of acquired intangible assets	403	1,619
Non-cash interest expense for amortization of debt issuance costs	510	2,013
Gain on strategic investments	—	(4,221)
Gain on equity method investment	—	(105)
Income tax effects of non-GAAP items	($3,452)-($3,702)	($23,648)-($23,898)
Non-GAAP net income range	$21,500-$22,500	$123,500-$124,500

GAAP net income per basic and diluted share	($1.23)-($1.20)	($3.05)-($3.02)
Non-GAAP net income per diluted share	$0.42-$0.44	$2.40-$2.42

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	47,837	48,334
Weighted average common shares used in computing non-GAAP diluted net loss per share:	51,200	51,466

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus repayments of convertible notes attributable to debt discount. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash provides a comparable framework for assessing how our business performed when compared to prior periods which excluded repayments of our convertible notes attributable to debt discount from operating cash flow. We no longer exclude such repayments as a result of the adoption on January 1, 2022 of Accounting Standards Update (“ASU”) 2020-06.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods

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more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt issuance costs, loss on early extinguishment of 2022 Convertible Notes, gain or loss on strategic investments, gain or loss on equity method investment, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets, excluding backlog acquired intangible assets amortized as contra revenue, is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses.

D.
In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. In June 2020, the Company issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. In August 2020, the FASB published ASU 2020-06, which was adopted on January 1, 2022. ASU 2020-06 simplifies the accounting for convertible debt and other equity-linked instruments and eliminates

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requirements to separately account for liability and equity components of such convertible debt instruments. Consequently, our convertible notes are accounted for as a single liability and the discount created by the recognition of a component of the convertible debt in equity is eliminated. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Prior to January 1, 2022, the difference between the fair value and carrying value of debt conversion settlements was recorded as a loss on early extinguishment of debt within interest expense. Upon the adoption of ASU 2020-06, no loss is recognized.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
We made a contribution to the Black Economic Development Fund (the “investee”) managed by the Local Initiatives Support Corporation and have committed to make additional capital contributions. We account for this investment under the equity method of accounting. The proportionate share of our equity method investee's net earnings have been excluded in order to provide a comparable view of our operating results to prior periods and to our peer companies. We believe this activity is not reflective of our recurring core business operating results.

G.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
Ellie Flanagan
eflanagan@hubspot.com

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